SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Sec. 240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 21, 2008

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of the stockholders of K12 Inc. to be held at the law firm of Latham & Watkins LLP, 885 Third Avenue, Suite 1200, New York, NY 10022, on Friday, November 21, 2008, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

Andrew H. Tisch
Chairman of the Board of Directors

K12 INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2008

To the Stockholders of K12 Inc.:

Notice is hereby given that the annual meeting of stockholders of K12 Inc., a Delaware corporation (the “Company”), will be held at the law firm of Latham & Watkins LLP, 885 Third Avenue, Suite 1200, New York, NY 10022, on Friday, November 21, 2008, at 10:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:

1. a proposal to elect directors to the Company’s Board of Directors for one-year terms;

2. a proposal to ratify the appointment of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3. to act upon such other matters as may properly come before the annual meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the fiscal year ended June 30, 2008. The Annual Report to Stockholders consists of our Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission on September 26, 2008, as well as certain information contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on October 10, 2008, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on October 10, 2008, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

For admission to the meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company’s common stock as of October 10, 2008. In order to vote at the meeting, beneficial owners of stock must bring legal proxies, which can be obtained only from their brokers or banks.

By Order of the Board of Directors

Howard D. Polsky
Senior Vice President, General Counsel and Secretary

Herndon, Virginia
October 21, 2008

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2008

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 885 Third Avenue, Suite 1200, New York, NY 10022, on Friday, November 21, 2008, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company,” and “K12” each refer to K12 Inc. The mailing address of our principal executive office is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting (“Notice of Annual Meeting”) are first being mailed on or about October 21, 2008, to holders of record as of October 10, 2008, of our common stock, par value $0.0001 per share (“Common Stock”).

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 10, 2008, as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 28,691,402 shares of Common Stock issued and outstanding held by approximately 4,613 stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the Record Date will be entitled to one vote per share of Common Stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting and (2) the proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, and such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted “FOR”:

1. a proposal to elect directors to the Company’s Board of Directors for one-year terms; and

2. a proposal to ratify the appointment of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

If other matters are properly presented at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock entitled to vote at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person, or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently has seven members: Messrs. Guillermo Bron, Steven B. Fink, Ronald J. Packard, Andrew H. Tisch and Thomas J. Wilford, and Mesdames Mary H. Futrell and Jane M. Swift. The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of seven directors, Messrs. Bron, Fink, Packard, Tisch and Wilford, and Mesdames Futrell and Swift, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting. The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors:

		First Year
		Elected
Name	Age	Director	Position(s)

Guillermo Bron	56	2007	Director
Steven B. Fink	56	2003	Director
Mary H. Futrell	68	2007	Director
Ronald J. Packard	45	2000	Director and Chief Executive Officer
Jane M. Swift.	43	2008	Director
Andrew H. Tisch	58	2001	Director (Chairman)
Thomas J. Wilford	65	2002	Director

Guillermo Bron

Mr. Bron joined us as a director in July 2007. Mr. Bron is a Managing Director of Acon Funds Management LLC, a private equity firm, and the Managing Member of PAFGP, LLC, the sole general partner of Pan American Financial, L.P. Mr. Bron has served as Chairman of the Board and a director of United Pan Am Financial Corp. (UPFC) since April 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly-owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has also served as Chairman of the Board of idX Corporation since July 2008 and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic Market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University.

Steven B. Fink

Mr. Fink joined us as a director in October 2003. Since 1999, Mr. Fink has served as a director of Leapfrog, Inc. and as chairman of its board since 2004. From 1996 to the present, he has been a Vice Chairman of Knowledge Universe (now Mounte LLC), a private company focused on building leading companies in areas relating to education, technology and career management. Mr. Fink has also served as Chairman and Vice Chairman of Heron International, a European real estate development company, since 1995. Mr. Fink has served as non-executive Chairman of Spring Group PLC, an information technology services company in the United Kingdom affiliated with Knowledge Universe, from 1997 to 2000 and again from 2002 to the present. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC, a technology and biotechnology private equity investment firm. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University.

Mary H. Futrell

Dr. Futrell joined us as a director in August 2007. Dr. Futrell is currently the Dean of the Graduate School of Education and Human Development at the George Washington University. She is the co-director of the GWU Institute for Curriculum, Standards and Technology, the founding president of Education International and the past president of the World Confederation of the Teaching Profession. Previously, she served as president of the Virginia Education Association, and ERAmerica. Dr. Futrell served as president of the National Education Association (NEA) from 1983 to 1989. Dr. Futrell has also served on the boards of the Kettering Foundation, the Carnegie Foundation for the Advancement of Teaching Leadership, the Holmes Partnership, the National Commission on Teaching and America’s Future, the National Society for the Study of Education. Dr. Futrell holds a B.A. in Business Education from Virginia State University, a M.A. in Secondary Education and an Ed.D. in Education Policy Studies from George Washington University. She is also the recipient of numerous honors and awards, including more than 20 honorary degrees.

Ronald J. Packard

Mr. Packard founded K12 in 2000 and has served as a director since that time. In May 2007, Mr. Packard became our Chief Executive Officer. Previously, Mr. Packard served as Vice President of Knowledge Universe and as Chief Executive Officer of Knowledge Schools, a provider of early childhood education and after school companies. Mr. Packard has also held positions at McKinsey & Company and Goldman Sachs in mergers and acquisitions. Additionally, Mr. Packard served on the Advisory Board of the Department of Defense Schools from 2002 to 2008, and is a member of the board of the Fairfax Education Foundation. From 2004 to 2006, Mr. Packard served as a director of Academy 123 and he is currently a director of Zumbox, Inc. Mr. Packard holds B.A. degrees in Economics and Mechanical Engineering from the University of California at Berkeley, an M.B.A. from the University of Chicago, and he was a Chartered Financial Analyst.

Jane M. Swift

Ms. Swift joined us as a director in August 2008. Ms. Swift served as Governor of the Commonwealth of Massachusetts from 2001 to 2003 after having served as Lieutenant Governor and as a member of the Massachusetts State Senate. Ms. Swift currently serves as an education advisor and principal of WNP Consulting, LLC, an organization that she also founded. Prior to WNP Consulting, Ms. Swift served as a general partner at Arcadia Partners L.P., a venture capital firm focused exclusively on the for-profit education industry. Ms. Swift has served as a director of Suburban Propane Partners L.P. since 2007 and she previously served as a director of WellCare Health Plans, Inc. from 2004 to 2006. Ms. Swift holds a B.A. in American Studies from Trinity College. She has also held fellowships at Harvard University’s John F. Kennedy School of Government and Williams College and she has received six honorary doctorates and numerous awards.

Andrew H. Tisch

Mr. Tisch joined us as a director in August 2001, and has served as Chairman of the Board of Directors since May 2007. Since 1985, Mr. Tisch has been a director of Loews Corporation, and is co-chairman of its board, chairman of its executive committee and, since 1999, has been a member of its office of the president. Mr. Tisch has also served as a director of CNA Financial Corporation since 2006, and at Texas Gas Transmission, LLC and Boardwalk Pipelines, LLC since 2005. Mr. Tisch previously served as a director of Bulova Corporation from 1979 to 2008 and as a director of Lord & Taylor from 2006 to 2008. Mr. Tisch holds a B.S. in Hotel Administration from Cornell University and an M.B.A. from Harvard University.

Thomas J. Wilford

Mr. Wilford joined us as a director in November 2002. Since 1993, Mr. Wilford has served as a director of Alscott, Inc., a privately-held real estate investment company, and since 1997, has served as its President. Since 2003, Mr. Wilford has been the Chief Executive Officer of the J.A. and Kathryn Albertson Foundation, Inc., a foundation focused on education within Idaho. Mr. Wilford has also served as a director of Idacorp, Inc. since 2004, and has served on its Audit Committee since 2005. Previously, Mr. Wilford served as an office managing partner of Ernst & Young LLP from 1979 to 1993. Mr. Wilford holds a B.S., and a M.S. in Business from the University of Minnesota and he is a Certified Public Accountant.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors and Director Independence

Our Board of Directors met eight times during the fiscal year ended June 30, 2008, or fiscal year 2008. During fiscal year 2008, each incumbent director attended every meeting of the Board of Directors during the director’s tenure, and each incumbent director that was a member of a committee of the Board attended all of the committee’s meetings held during the director’s tenure on the committee with the exception of one director who missed one committee meeting. Our policy with respect to director attendance at the annual meeting of the stockholders is to encourage, but not require, director attendance. This Annual Meeting is our first annual meeting of stockholders since we became a public company.

Our Board of Directors has determined that each of our directors, with the exception of Mr. Packard, is “independent” as defined in the currently applicable listing standards of NYSE Arca and the regulations of the U.S. Securities and Exchange Commission, or SEC. Mr. Packard is not independent because he is one of our executive officers. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors other than Mr. Packard will serve as an independent director as the term is defined in applicable rules of NYSE Arca and regulations of the SEC.

The Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee consists of Mr. Fink, who serves as the Chairman, and Messrs. Bron and Wilford. Our Board of Directors has determined that each of Messrs. Fink, Bron and Wilford qualify as independent directors under the applicable NYSE Arca listing requirements and regulations of the SEC.

The Audit Committee met 14 times during fiscal year 2008. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. Our Audit Committee has determined that Messrs. Fink and Wilford are audit committee financial experts as that term is defined under the Securities

Exchange Act of 1934, as amended, or Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

•	annually reviewing and recommending to our Board of Directors the selection of an independent registered public accounting firm;

•	reviewing and discussing with management significant accounting matters;

•	discussing with our independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of our accounting, and applicable requirements regarding auditor independence;

•	approving the audited financial statements of the Company to be included in our annual report on Form 10-K; and

•	pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm.

The Compensation Committee.  The Compensation Committee consists of Mr. Tisch, who serves as the Chairman, and Mesdames Futrell and Swift. Ms. Swift was appointed to the Board of Directors and the Compensation Committee in August 2008 following Ms. Liza A. Boyd’s voluntary resignation from our Board of Directors and the Compensation Committee in March 2008. Our Board of Directors has determined that each of Mr. Tisch and Mesdames Futrell and Swift qualify as independent directors within the meaning of the applicable NYSE Arca listing requirements and regulations of the SEC.

The Compensation Committee met four times during fiscal year 2008. Our Board of Directors has adopted a charter, available on our web site at www.K12.com, setting forth the structure, powers and responsibilities of the Compensation Committee. Under its charter, the responsibilities of the Compensation Committee include:

•	reviewing the compensation philosophy of our Company;

•	reviewing and approving corporate goals and objectives relating to the compensation of our chief executive officer and, based upon an evaluation of the achievement of these goals, approving our chief executive officer’s compensation;

•	reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;

•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors under the terms of our equity incentive and bonus plans; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Bron, who serves as the Chairman, and Messrs. Fink and Tisch. Our Board of Directors has determined that each of Messrs. Bron, Fink and Tisch qualify as independent directors within the meaning of the applicable NYSE Arca listing requirements and regulations of the SEC. As a newly-formed public company, the Nominating and Corporate Governance Committee did not meet during fiscal year 2008. Our Board of Directors has adopted a charter, available on our web site at www.K12.com, setting forth the structure, powers and responsibilities of the Nominating and Corporate Governance Committee. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election to and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity, ethics and values; (ii) business judgment; (iii) experience in management and in the Company’s industry; (iv) experience as a board member of another publicly-held company and (v) academic or policy expertise in an area of the Company’s operations. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the ninetieth day or earlier than the close of business on the one hundred twentieth day prior to the anniversary of the preceding year’s annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the corporate secretary of the Company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees. The Code of Business Conduct and Ethics is available on our website at www.K12.com. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from our Code of Business Conduct and Ethics by posting such information on this website.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with our Board of Directors by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attn: General Counsel. Our General Counsel will monitor these communications and will provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or a director, or our management or independent advisors and will determine whether any response is necessary.

Director Compensation for Fiscal Year 2008

Until our initial public offering in December 2007, we compensated our non-employee directors and committee members solely through the grant of stock options. On July 3, 2007, based upon recommendations provided by our independent compensation consultant, our Board of Directors adopted the Directors Compensation Plan, which took effect following our initial public offering. The Directors Compensation Plan provides for an annual cash retainer, fees for attending Board and committee meetings and stock option awards. Pursuant to the Directors Compensation Plan, and for service during the fiscal year ended June 30, 2008, Mr. Tisch, the Chairman of our Board of Directors and Compensation Committee, and each other chairperson of our Board’s committees, received options to purchase 7,000 shares of our Common Stock and each other non-employee director received options to purchase 5,000 shares of our Common Stock. These annual stock option awards are made at the first regular Board of Directors’ meeting following the commencement of each calendar year and vest equally in quarterly installments over a four year period. Mr. Packard, our Chief Executive Officer, who is also a director, receives no additional compensation for his service on our Board of Directors. Also pursuant to the Directors Compensation Plan, each non-employee director received an annual cash retainer of $25,000, except for Mr. Tisch, the Chairman of our Board of Directors, who received a cash retainer of $50,000, in each case paid quarterly. Each non-employee director also received $1,500 for each Board and committee meeting they attended with the exception of Messrs. Tisch and Fink, the Chairman of our Board of Directors and Audit Committee, respectively, who received $2,500 per meeting.

Name	Option Awards(1)	Other Compensation	Total

Andrew H. Tisch(2)	$17,172	$35,000	$52,172
Guillermo Bron(3)	8,635	17,000	25,635
Mary H. Futrell(4)	6,099	18,500	24,599
Liza A. Boyd(5)	10,210	9,100	19,310
Lowell J. Milken(6)	10,210	—	—
Steven B. Fink(7)	17,172	22,500	39,672
Thomas J. Wilford(8)	10,078	18,500	28,578
Chester E. Finn, Jr.(9)	5,104	—	5,104

(1)	This column represents the dollar amount recognized by us for financial statement reporting purposes of the fair value of stock options granted in the fiscal year ended June 30, 2008, and prior years, in accordance with FAS 123(R), assuming no forfeitures. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 and note 9 of our consolidated financial statements as set forth in our Form S-1 for the year ended June 30, 2007. The amounts set forth in this column reflect our accounting expense for these awards and do not correspond to the actual value that may be realized by the directors receiving the awards.

(2)	During the fiscal year ended June 30, 2008, Mr. Tisch was granted 7,000 options on February 8, 2008 with a fair value of $66,841. As of June 30, 2008, Mr. Tisch held options to purchase 60,916 shares of Common Stock, consisting of 7,000 granted on February 8, 2008; 9,803 granted on May 17, 2007; 9,803 granted on April 27, 2006; 9,803 granted on March 24, 2005; 9,803 granted on March 31, 2004; 9,803 granted on February 10, 2003; and 4,901 granted on July 23, 2002.

(3)	During the fiscal year ended June 30, 2008, Mr. Bron was granted 7,000 options on February 8, 2008 with a fair value of $66,841 and 2,450 options on July 3, 2007 with a fair value of $8,362. As of June 30, 2008, Mr. Bron held options to purchase 9,450 shares of Common Stock.

(4)	During the fiscal year ended June 30, 2008, Dr. Futrell was granted 5,000 options on February 8, 2008 with a fair value of $47,743 and 1,838 options on July 3, 2007 with a fair value of $6,273. As of June 30, 2008, Dr. Futrell held options to purchase 6,838 shares of Common Stock.

(5)	Ms. Boyd served as a member of our Board of Directors on behalf of certain funds affiliated with Constellation Ventures Management II, LLC and Bear Stearns Asset Management, Inc. (“Constellation Ventures”) until her resignation from our Board of Directors on March 7, 2008. During the fiscal year ended June 30, 2008, Ms. Boyd was granted no options. The options granted to Constellation Ventures’ director serving on behalf of these funds in prior years were assigned to those funds, as were the meeting fees and prorated annual retainer. As of June 30, 2008, all vested options held by these funds had been exercised.

(6)	Mr. Milken resigned from our Board of Directors on July 11, 2007. During the fiscal year ended June 30, 2008, Mr. Milken was granted no options. As of June 30, 2008, Mr. Milken held options to purchase 53,916 shares of Common Stock, consisting of 9,803 granted on May 17, 2007; 9,803 granted on April 27, 2006; 9,803 granted on March 24, 2005; 9,803 granted on March 31, 2004; 9,803 granted on February 10, 2003; and 4,901 granted on July 23, 2002.

(7)	During the fiscal year ended June 30, 2008, Mr. Fink was granted 7,000 options on February 8, 2008 with a fair value of $66,841. As of June 30, 2008, Mr. Fink held options to purchase 47,326 shares of Common Stock, consisting of 7,000 options granted on February 8, 2008; 9,803 granted on May 17, 2007; 9,803 granted on April 27, 2006; 9,803 granted on March 24, 2005; 9,803 granted on March 31, 2004; 188 granted on December 18, 2003; and 926 granted on October 24, 2003.

(8)	During the fiscal year ended June 30, 2008, Mr. Wilford was granted 5,000 options on February 8, 2008 with a fair value of $47,743. As of June 30, 2008, Mr. Wilford held options to purchase 29,505 shares of Common Stock, consisting of 5,000 options granted on February 8, 2008; 4,901 granted on May 17, 2007; 4,901 granted on April 27, 2006; 4,901 granted on March 24, 2005; 4,901 granted on March 31, 2004; and 4,901 granted on February 10, 2003.

(9)	Mr. Finn resigned from our Board of Directors on July 19, 2007. During the fiscal year ended June 30, 2008, Mr. Finn was granted no options. As of June 30, 2008, Mr. Finn held options to purchase 39,810 shares of Common Stock, consisting of 4,901 granted on May 17, 2007; 4,901 granted on April 27, 2006; 4,901 granted on March 24, 2005; 4,901 granted on March 31, 2004; 4,901 granted on February 10, 2003; 4,901 granted on July 23, 2002; and 10,404 granted on August 31, 2000.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 10, 2008, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of October 10, 2008, there were 28,691,402 shares of the Company’s Common Stock outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent

Named Executive Officers
Ronald J. Packard(2)	1,243,572	4.20
John F. Baule(3)	222,221	*
Bror V. H. Saxberg(4)	122,822	*
Bruce J. Davis(5)	42,892	*
George B. Hughes, Jr.(6)	24,509	*
Directors
Andrew H. Tisch(7)	730,654	2.55
Thomas J. Wilford(8)	425,880	1.48
Guillermo Bron(9)	86,927	*
Steven B. Fink(10)	81,428	*
Mary H. Futrell(11)	1,511	*
Jane M. Swift(12)	312	*
All Directors and Executive Officers as a Group (13 persons)(13)	3,048,710	10.11
Beneficial Owners of 5% or More of Our Outstanding Common Stock
Learning Group LLC(14)	5,274,254	18.38
Mollusk Holdings, LLC(15)	2,488,185	8.67

*	Denotes less than 1%.

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of October 10, 2008 and not subject to repurchase as of that date. Shares issuable pursuant to options and warrants are deemed outstanding for calculating the percentage ownership of the person holding the options and warrants but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. For the purposes of this table, the number of shares of Common Stock outstanding as of October 10, 2008 is deemed to be 28,691,402.

(2)	Includes 294,117 shares of Common Stock, options for 948,207 shares of Common Stock and warrants to purchase 1,248 shares of Common Stock. These totals include both shares and options held individually and in the 2006 Packard Investment Partnership, L.P.

(3)	Represents options for 222,221 shares of Common Stock.

(4)	Includes 58,823 shares of Common Stock and options for 63,999 shares of Common Stock.

(5)	Represents options for 42,892 shares of Common Stock.

(6)	Represents options for 24,509 shares of Common Stock.

(7)	Includes options for 46,035 shares of Common Stock and warrants to purchase 2,497 shares of Common Stock. Also includes 244,882 shares of Common Stock held by Andrew H. Tisch 1991 Trust #2, 35,711 shares of Common Stock held by KAL Family Partnership and 35,711 shares of Common Stock held by KSC Family Partnership. Mr. Tisch has voting and investment control with respect to the shares held by these entities. The address of these stockholders is c/o Loews Corporation, 667 Madison Avenue, 7th Floor, New York, NY 10021. Also includes 365,818 shares of Common Stock held by Continental Casualty Company. Mr. Tisch is on the board of directors of CNA Financial Corporation, which is affiliated with Continental Casualty Company. Mr. Tisch disclaims beneficial ownership of the shares held by Continental Casualty Company. The address for Continental Casualty Company is c/o CNA Financial Corporation, CNA Center, Chicago, IL 60685.

(8)	Includes options for 20,846 shares of Common Stock. Also includes 405,034 shares of Common Stock held by Alscott Investments, LLC. Mr. Wilford has voting and investment power with respect to shares held by this stockholder. The address of Alscott Investments, LLC is 501 Baybrook Court, Boise, ID 83706. Mr. Wilford disclaims beneficial ownership of the shares held by Alscott Investment, LLC except to the extent of his pecuniary interest therein.

(9)	Includes options for 2,077 shares of Common Stock. Also includes 84,850 shares of Common Stock held by The Bron Trust, dated July 27, 1998. Mr. Bron is not the trustee of The Bron Trust, however, he is the beneficiary of The Bron Trust and, therefore, is deemed to beneficially own such shares. Mr. Bron disclaims beneficial ownership of the shares held by The Bron Trust except to the extent of his pecuniary interest, if any, therein. The address for Mr. Bron is 1901 Avenue of the Stars #400, Los Angeles, CA 90067.

(10)	Includes 48,962 shares of Common Stock and options for 32,446 shares of Common Stock.

(11)	Represents options for 1,511 shares of Common Stock. The address for Dr. Futrell is 2134 G Street N.W., Washington, D.C. 20052.

(12)	Represents options for 312 shares of Common Stock. The address for Ms. Swift is 580 Henderson Road, Williamstown, MA 01267

(13)	Includes 1,524,946 shares of Common Stock, options for 1,471,057 shares of Common Stock and warrants to purchase 3,745 shares of Common Stock.

(14)	Includes 4,665,083 shares of Common Stock held by Learning Group LLC and 609,171 shares of Common Stock held by Learning Group Partners. These entities may be deemed to be controlled by Michael R. Milken and/or Lowell J. Milken and as such, Michael R. Milken and/or Lowell J. Milken may be deemed to have the power to exercise investment and voting control over, and to share in the beneficial ownership of, the shares beneficially owned by these entities. The address for Messrs. M. Milken and L. Milken and Learning Group LLC and Learning Group Partners is 1250 Fourth Street, Santa Monica, CA 90401.

(15)	Represents 2,488,185 shares of Common Stock. The address of this stockholder is 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596. Cephalopod Corporation and Lawrence Investments, LLC are the members of Mollusk Holdings, LLC. Cephalopod Corporation is the managing member of Mollusk Holdings, LLC. Mr. Lawrence J. Ellison is the Chief Executive Officer of Cephalopod Corporation. Mr. Ellison may be deemed to exercise investment and voting control over the shares beneficially owned by Mollusk Holdings, LLC. The address for Mr. Ellison is 500 Oracle Parkway, Redwood Shores, California 94065.

EXECUTIVE OFFICERS

Set forth below is biographical information for each executive officer of our Company who is not also a director.

Name	Age	Position(s)

John F. Baule	44	Chief Operating Officer and Chief Financial Officer
Bruce J. Davis	45	Executive Vice President, Worldwide Business Development
George B. Hughes, Jr.	49	Executive Vice President, School Services
Howard D. Polsky	57	Senior Vice President, General Counsel and Secretary
Bror V.H. Saxberg	49	Chief Learning Officer
Celia M. Stokes	44	Executive Vice President and Chief Marketing Officer

Executive Officers

John F. Baule, Chief Operating Officer and Chief Financial Officer

Mr. Baule joined us in March 2005, and serves as Chief Operating Officer and Chief Financial Officer. Previously, Mr. Baule spent five years at Headstrong, a global consultancy services firm, first serving as Senior Vice President of Finance from 1999 until 2001 and later as Chief Financial Officer from 2001 to 2004. Prior to Headstrong, Mr. Baule worked for Bristol-Myers Squibb (BMS) from 1990 to 1999, initially joining their corporate internal audit division. He then spent six years with BMS based in the Asia Pacific region, first as the Director of Finance for BMS Philippines, and then as the Regional Finance Director for BMS Asia-Pacific, based in Hong Kong. He later served as Director of International Finance for the BMS Nutritional Division. Mr. Baule began his career working in the audit services practice at KPMG from 1986 to 1990. Mr. Baule holds a B.B.A. in Accounting from the College of William and Mary and he is a Certified Public Accountant.

Bruce J. Davis, Executive Vice President, Worldwide Business Development

Mr. Davis joined us in January 2007, and serves as Executive Vice President, Worldwide Business Development. From 2002 until joining us, Mr. Davis ran his own educational strategy consultancy firm. His clients included Laureate Education, Discovery Communications, Pearson Publishing, Sylvan Learning Systems, Educate Inc., AICPA, and USAID. Mr. Davis previously held the position of Chief Executive Officer at Medasorb Technologies, a biotechnology company, from 2001 to 2002 and at Mindsurf Networks, a wireless educational system provider, from 1999 to 2000. He also served as Chief Operating Officer of Prometric, a computer test administration company, from 1994 to 1999. Prior to Prometric, he was a senior consultant with Deloitte and Touche from 1985 to 1991 in the Information Systems Strategy group where he managed their IT practice in Egypt. Mr. Davis holds a B.S. in Computer Science from Loyola College and an M.B.A. from Columbia University.

George B. (“Chip”) Hughes, Jr., Executive Vice President, School Services

Mr. Hughes joined us in July 2007, and serves as Executive Vice President, School Services. From 1997 until joining us, Mr. Hughes was a co-founder and Managing Director of Blue Capital Management, L.L.C., a middle-market private equity firm. Mr. Hughes previously served as a Partner of McKinsey & Company, Inc., a global management consulting firm, in McKinsey’s Los Angeles and New Jersey offices, where he was a member of the firm’s Strategy and Health Care practices. Mr. Hughes serves on the National Board of Recording for the Blind & Dyslexic, and on the board of councilors of the College of Letters, Arts & Sciences at the University of Southern California. Previously he was a member of the board of trustees at Big Brothers of Greater Los Angeles and of Big Brothers Big Sisters of Morris, Bergen, and Passaic Counties (New Jersey). Mr. Hughes holds a B.A. in Economics from the University of Southern California and an M.B.A. from Harvard University.

Howard D. Polsky, Senior Vice President, General Counsel and Secretary

Mr. Polsky joined us in June 2004, and serves as Senior Vice President, General Counsel and Secretary. Mr. Polsky previously held the position of Vice President and General Counsel of Lockheed Martin Global Telecommunications from 2000 to 2002. Prior to its acquisition by Lockheed Martin, Mr. Polsky worked at COMSAT Corporation from 1992 to 2000, initially serving as Vice President and General Counsel of COMSAT’s largest operating division, and subsequently serving on the executive management team as Vice President of Federal Policy and Regulation. From 1983 to 1992, Mr. Polsky was a partner at Wiley, Rein & Fielding, and was an associate at Kirkland & Ellis from 1979 to 1983. Mr. Polsky began his legal career at the Federal Communications Commission. Mr. Polsky received a B.A. in Government from Lehigh University, and a J.D. from Indiana University.

Bror V. H. Saxberg, Chief Learning Officer

Dr. Saxberg joined us in February 2000, and serves as Chief Learning Officer. From 1998 to 2000, Dr. Saxberg served as Vice President of Operations at Knowledge Testing Enterprises, a developer of web-based assessments for IT skills owned by Knowledge Universe and he was a Vice President at Knowledge Universe from 1997 through 2000 as well. Prior to Knowledge Universe, Dr. Saxberg held the position of Publisher and General Manager at DK Multimedia, the North American subsidiary of educational and reference publisher Dorling Kindersley, from 1995 to 1997. Previously, Dr. Saxberg also worked as a consultant at McKinsey & Company from 1990 to 1995. Dr. Saxberg holds B.S. degrees in Electrical Engineering and Mathematics from the University of Washington, an M.A. in Mathematics from Oxford University, an M.A. and Ph.D. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology, and an M.D. from Harvard University.

Celia M. Stokes, Executive Vice President and Chief Marketing Officer

Ms. Stokes joined us in March 2006, and serves as Executive Vice President and Chief Marketing Officer. Before joining K12, Ms. Stokes served as Vice President of Marketing at Independence Air from 2003 to 2006. Previously, Ms. Stokes ran her own marketing firm providing consulting services to organizations such as Fox TV, PBS, the National Gallery of Art, JWalter Thompson, and ADP. From 1993 to 1998, Ms. Stokes served in successive roles leading to Vice President of Marketing at Bell Atlantic and at a joint venture of Bell Atlantic and two other Regional Bell Operating Companies. From 1990 to 1993, Ms. Stokes was Manager of Marketing at Software AG, and from 1988 to 1990, was Client Group Manager at Targeted Communications, an Ogilvy & Mather Direct company. Ms. Stokes holds a B.A. in Economics from the University of Virginia.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008. This report is provided by the following independent directors, who comprise the Compensation Committee:

Andrew H. Tisch (Chairman)
Mary H. Futrell
Jane M. Swift

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The Compensation Committee, composed entirely of independent directors, administers our executive compensation programs. The Compensation Committee’s role as described in its charter is to discharge the Board’s responsibilities relating to compensation of our executives, including the named executive officers, and to oversee and advise the Board on the adoption of policies that govern our compensation and benefit programs. Our executive compensation programs are designed to:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure senior executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	provide an incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our stock through stock options.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of the executives’ overall compensation to key strategic financial and operational goals such as our annual revenues and earnings. The Compensation Committee also evaluates individual executive performance with the goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development that operate in the major education and high-technology industries, taking into account our relative performance and our strategic goals.

Determination of Compensation Awards

The Compensation Committee has the authority to determine and recommend the compensation awards available to our named executive officers. Prior to becoming a publicly-traded company, we set base salaries and annual incentive targets based on both individual performance and scope of responsibilities. At that time, a “one-team-one-goal” philosophy was also used for awarding annual bonuses. Base salaries and annual incentive targets for the named executive officers were first set as of the date of hire, and base salaries were then generally reviewed annually by the Compensation Committee and adjusted to reflect individual performance and any changes in position within the Company to both reward the executives for superior performance and to further our goals of attracting and retaining managerial talent. To aid the Compensation Committee in making its determination, the CEO and COO/CFO provided recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding themselves. Each named executive officer other than our CEO and

COO/CFO, in turn, participated in an annual performance review with either the CEO or the COO/CFO to provide input regarding the named executive officer’s contributions to our success for the period being assessed. The performance of our CEO and COO/CFO was reviewed annually by the Compensation Committee.

In 2007, the Compensation Committee retained an independent compensation consultant, Radford Surveys + Consulting, or Radford, to assist the Compensation Committee with determining the key elements of our compensation programs for fiscal year 2008 and future fiscal years. Radford is an independent consultant specializing in compensation matters in both the technology and education industries. The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to the named executive officers. The compensation consultant also advised us on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and other incentive awards payable to our named executive officers. Based upon the compensation consultant’s recommendations, our executive compensation package presently consists of a fixed base salary and variable cash and option-based incentive awards, with a significant portion weighted towards the variable components to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders. Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax effective for us.

Compensation Benchmarking and Peer Group

For fiscal year 2008, we set base salaries and bonus incentive targets for the named executive officers near the median of a peer group of major education and high-technology companies. An important component of setting and structuring compensation for our named executive officers is determining the compensation packages offered by leading education and high-technology companies in order for us to offer competitive compensation within that group of companies. With the assistance of the compensation consultant, we surveyed the compensation practices of a peer group of companies in the United States to assess our competitiveness. Our peer group for fiscal year 2008 consisted of 15 leading education companies: Audible, Inc.; Blackboard Inc.; Capella Education Company; CNET Networks, Inc.; Corinthian Colleges, Inc.; Courier Corporation; DeVry Inc.; eCollege.com Inc.; Educate Inc.; IHS Inc.; ITT Educational Services, Inc.; Learning Tree International, Inc.; PLATO Learning, Inc.; Renaissance Learning, Inc.; and Strayer Education, Inc. (collectively, the “2008 Peer Group”). Overall, our independent compensation consultant determined that our compensation programs, as structured, achieve our market philosophy relative to the 2008 Peer Group.

The Compensation Committee, in consultation with Radford, decided to reference a revised peer group (the “Revised Peer Group”) for the purposes of determining option awards for employee performance during fiscal year 2008 as well as in establishing fiscal year 2009 base salaries. Our Compensation Committee made the determination to utilize the Revised Peer Group due to a number of factors, including the elimination of certain companies from the 2008 Peer Group due to merger or acquisition and efforts to update the peer group to more closely align with our Company’s current characteristics. The Revised Peer Group consists of the following eight publicly-traded companies, each of which are of similar size, industry and technology profile to that of our Company: American Public Education, Inc.; Blackboard Inc.; Blue Nile, Inc.; Capella Education Company; Corporate Executive Board Company; Lincoln Educational Services Corporation; Strayer Education, Inc.; and thinkorswim Group Inc.

Elements of Compensation

Base Salary

Base salaries for our named executive officers are generally established in line with the scope of their responsibilities, taking into account competitive market compensation paid by other companies for like positions, and recognizing cost of living considerations. Base salaries are reviewed at least annually, and are adjusted from time to time according to performance, additional duties, promotions, inflation and market levels. Based upon competitive data and in keeping with the compensation philosophy, the named executive officers’ respective base salaries at the close of fiscal year 2008 were at the following ratio to the median of the comparable position at companies in the 2008 Peer Group: Mr. Packard 1.00; Mr. Baule 1.15; Dr. Saxberg 1.13; and Mr. Davis 1.32. Mr. Hughes began his employment after the ratios were determined, and therefore, was not assigned a ratio for fiscal year 2008. Salaries among the named executive officers reflect in part, the terms negotiated for their position at the time of hire and subsequent adjustments for parity or new responsibilities assigned.

Annual Performance Bonus

We maintain an annual cash bonus program, the Executive Bonus Plan, which is intended to reward executive officers based on our Company’s overall performance and the individual named executive officer’s contributions to that performance. In determining an annual performance bonus for each named executive officer, the Compensation Committee generally evaluates performance as measured against a number of objective factors, including revenues, earnings, existing and new school expansion, and student enrollments. The Compensation Committee believes that the performance bonus program provides incentives that are necessary to retain executives and reward them for our short-term performance.

For fiscal year 2008, the amounts payable under our annual cash performance bonus program were determined by the Compensation Committee based upon predetermined financial performance metrics, primarily revenue and EBITDA results. Other key considerations included preparing the Company for an initial public offering, adding new jurisdictions, and achieving enrollment growth. In addition to these factors, bonus payments to named executive officers in 2008 reflected mid-year promotions, employment agreement terms, and individual contributions that exceeded expectations. The performance goals for fiscal year 2008 were difficult to achieve in the view of the Compensation Committee, as executives were required to improve the financial performance of the Company while simultaneously focusing on establishing public company corporate governance standards, aligning accounting procedures with SEC reporting requirements, creating effective internal control systems and maintaining operational stability. The expansion of our offerings into new jurisdictions was especially difficult due to the unique political and regulatory challenges in each jurisdiction. The results of performance are set forth under the heading entitled “Summary Compensation Table for 2008” below.

For fiscal year 2008, Mr. Packard’s target bonus was 100% of base salary, Mr. Baule’s target bonus was 70% of base salary, Messrs. Hughes’ and Davis’ target bonus was 40% of base salary, and Dr. Saxberg’s target bonus was 30% of base salary. Bonus targets have historically been negotiated at the time of hire, which have typically ranged between 30%-40% of base salary for executive vice president and senior vice president positions. In 2008, each executive was eligible to receive his or her full individual bonus only if our Company achieved at least 80% of its financial targets with a graduated scale thereafter and, to the extent such targets were not achieved, each executive was eligible for an individual bonus in an amount decreased in proportion to our Company’s actual performance relative to the achievement of 80% of its financial targets. The Compensation Committee awarded each of the named executive officers their full target bonus for fiscal year 2008 because the performance targets were achieved, with the exception of Mr. Packard who was awarded a bonus equal to 124% of his base salary in recognition of his efforts transitioning us into a publicly-traded company.

Stock Options

We believe providing long-term incentive awards through the grant of stock options promotes our goal of aligning executive compensation with the long-term interests of our stockholders in building the value of our Company. Historically, some of our employees, including the named executive officers, were eligible to participate in our Amended and Restated Stock Option Plan and/or received grants of stock options pursuant to stand alone stock option agreements. No stock options have been granted under the Amended and Restated Stock Option Plan or pursuant to stand alone stock option agreements since the date of our initial public offering. Currently, our named executive officers, along with a large portion of our employees, are eligible to participate in our 2007 Equity Incentive Award Plan, or the Equity Incentive Award Plan, pursuant to which we grant awards of stock options. Initial stock option grants are typically made as of the date of hire. We also award options to employees based upon our overall annual performance reviews as well as in connection with individual promotions. Participants in the Equity Incentive Award Plan, including the named executive officers, become eligible for stock option grants based on individual performance, as determined by the Compensation Committee; however, generally the amount of stock options granted to each participant has been determined using a procedure approved by the Compensation Committee based upon several factors, including our financial performance, measured generally on the basis of revenue and EBITDA targets, the value of the stock option at the time of grant and the recipient’s contributions to our Company. In addition, with our engagement of Radford, we have begun to review external factors such as market data and equity award policies of comparable companies when determining the grants of stock options to participants, including the named executive officers.

Stock options granted under our Equity Incentive Award Plan generally have a four-year vesting schedule designed to maximize employee retention. The exercise price of options awarded under the stock option plan is set to be equal to the fair market value of the underlying stock which is defined as the closing price for one share of our Common Stock on NYSE Arca on the date of grant. To more closely align Mr. Packard’s equity compensation with our success, we developed a dual vesting schedule with a portion of his option grant subject to time-based vesting and a portion based upon our Company’s achievement of pre-established financial performance metrics and jurisdictional expansion targets. This dual vesting takes into consideration Mr. Packard’s role as our Chief Executive Officer and steward of achieving our Company’s corporate goals, as well as his role as an individual contributor to business development efforts and revenue generation. Similarly, we developed a dual vesting schedule for Mr. Baule’s options with a portion of his option grant subject to time-based vesting and our Company’s achievement of the same pre-established financial performance metrics. The dual vesting model of Mr. Baule’s options was designed to align his incentives with that of our Chief Executive Officer’s. Additionally, the vesting model for Mr. Baule’s options is reflective of his dual roles, including both his position as Chief Financial Officer, with the long term perspective that role implies, and his position as the Chief Operating Officer, with the quarterly and annual performance goals resident in that responsibility.

For the same reasons as stated above with respect to the performance metrics relating to annual performance-bonuses for executives, the Compensation Committee believed the achievement of these performance metrics would be difficult for Messrs. Packard and Baule in fiscal year 2008. Our revenue and EBITDA targets are in part dependent upon the ability to serve virtual public schools in more states or the removal of enrollment restrictions in states where we currently operate. In addition, Mr. Packard’s performance-based vesting targets relating to jurisdictional and enrollment expansion for 2008 were directly dependent upon these factors. Achieving these goals typically requires a major initiative to secure legislation or regulations permitting our form of public education and attracting the forecasted number of students. These efforts include coordinating grass-roots support, converting this support into state-specific legislative proposals, and managing advocacy efforts to ensure the adoption of enabling legislation. This process often takes multiple legislative sessions over several years. The difficulty and uncertainty of this process is a major factor in measuring our Company’s performance.

To reward performance for fiscal year 2008, the Compensation Committee awarded stock options to all of the named executive officers on August 21, 2008 at exercise prices of $23.45. Mr. Packard received 150,000 stock options, Mr. Hughes received 35,000 stock options, Mr. Baule received 30,000 stock options, Messrs. Davis and Saxberg each received 27,000 stock options. The number of options awarded to the named executive officers was based on the median market range of the Revised Peer Group according to Radford.

The Compensation Committee determined that Messrs. Packard and Baule achieved their performance-based vesting targets for stock options previously granted such that they all became fully vested. Specifically, at two meetings, the Compensation Committee found that Mr. Packard had met all of his performance-based targets relating to jurisdictional and enrollment expansion that had been established in his employment agreement for fiscal year 2008, thereby resulting in the vesting of 205,883 options. The Compensation Committee also found that Mr. Packard met the fiscal year 2008 revenue and EBITDA targets resulting in the vesting of 65,359 options. Finally, the Compensation Committee determined that Mr. Packard had achieved the performance-based condition in his 2007 Amended and Restated Employment Agreement of a successful transition from a private to a public company, thereby vesting 78,431 options. With respect to Mr. Baule, the Compensation Committee determined that he had met the fiscal year 2008 performance-based revenue and EBITDA targets, resulting in the vesting of 26,144 options.

Deferred Compensation Plan

In June 2008, we adopted a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for members of our management team, including our named executive officers. Under the Deferred Compensation Plan, our named executive officers are eligible to elect to defer up to 50% of their annual salary and up to 100% of any annual incentive bonus earned beginning in fiscal year 2009. These amounts may be deferred until retirement. We believe that the addition of the Deferred Compensation Plan provides our Company an additional means to further its philosophy of attracting and retaining individuals of superior ability.

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, which covers our eligible employees, including our named executive officers. The 401(k) Plan allows participants to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently provide matching contributions equal to $0.25 for each dollar of a participant’s contributions, up to a maximum of 4% of the participant’s annual salary, subject to certain other limits. Our matching contributions are subject to a four-year vesting schedule.

Employee Benefits and Perquisites

We provide our named executive officers with certain personal benefits and perquisites. While we do not consider these benefits and perquisites to be a significant component of executive compensation, we recognize that they are an important factor in attracting and retaining talented executives. Named executive officers are eligible under the same plans as all other employees for medical, dental, vision, disability and life insurance. These benefits are provided through a professional employer organization and are intended to be market competitive. We also pay for supplemental long-term disability and life insurance premiums for our executive officers. We may also reimburse certain executives for their relocation expenses.

Employment, Severance and Change in Control Arrangements

We currently have employment agreements in place with each of our named executive officers that provide for severance payments in connection with certain terminations of employment. During fiscal year 2008, Mr. Packard had an employment agreement with us that provided for salary continuation for 450 days following a termination of his employment without cause by us or due to constructive termination. In addition, each of the other named executive officers have employment agreements with us that provide for employment on an “at will” basis and provide for severance payments ranging from six months to 12 months (plus benefit continuation in certain cases) generally in connection with terminations of employment without cause by us or for good reason by the executive. These agreements were generally negotiated at hire and the potential severance payments were determined considering the executive’s level of experience and perceived marketability and the desired length of any post-employment restrictive covenants. Severance is considered by us and our executives to be an integral part of the overall compensation package. We provide severance to the executives as a means to attract and retain individuals with superior ability and managerial talent.

While the named executive officers are generally not entitled to receive payments solely as a result of a change in control of the Company, upon certain corporate transactions (including a sale of all or substantially all of the assets, certain mergers or consolidations and certain sales of our outstanding stock) all outstanding options will become fully vested and exercisable.

We believe that providing the named executive officers with severance payments upon certain terminations of employment and accelerated vesting of stock options upon a change in control are key retention tools that assist us with remaining competitive with the companies in our peer group, further our goal of attracting and retaining key executives with superior ability and managerial talent and protect our intellectual capital and competitive position. These employment agreements are further described below under the heading entitled “Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table for 2008

The following table provides information regarding the compensation that we paid to our named executive officers for services rendered during the fiscal year ended June 30, 2008.

					Nonequity	All
				Option	Incentive Plan	Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Compensation(3)	Total

Ronald J. Packard	2008	$425,000	$—	$729,710	$525,000	$7,222	$1,686,932
Chief Executive Officer	2007	410,000	—	167,998	410,000	2,050	990,048

John F. Baule	2008	340,000	—	133,838	238,000	4,860	716,698
Chief Operating Officer and Chief Financial Officer	2007	300,000	—	—	210,000	1,646	511,646

George B. Hughes, Jr.	2008	253,109	—	66,919	109,003	1,261	430,292
Executive Vice President of School Services

Bror V. H. Saxberg	2008	325,000	—	34,076	97,500	7,249	463,825
Chief Learning Officer	2007	310,000	—	—	93,000	2,711	405,711

Bruce J. Davis	2008	300,000	—	38,283	120,000	6,485	464,768
Executive Vice President of Worldwide Business Development	2007	144,423	120,000	12,760	—	—	277,183

(1)	This column represents the dollar amount recognized by us for financial statement reporting purposes of the fair value of stock options granted in the fiscal year ended June 30, 2008, and prior years in accordance with FAS 123(R), assuming no forfeitures. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 and note 9 of our consolidated financial statements as set forth in our Form S-1 for the year ended June 30, 2007. The amounts set forth in this column reflect our accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the awards. See the following table entitled “Grants of Plan-Based Awards During 2008” for additional information on stock options granted during the fiscal year ended June 30, 2008.

(2)	This column represents cash awards to the named executive officers for performance with respect to the fiscal year ended June 30, 2008. These cash awards were paid in September 2008, and were generally based upon corporate performance, and not upon the achievement of individual objective performance targets.

(3)	The amounts in this column consist of 401(k) matching contributions, additional life insurance and long-term disability premiums paid by us.

Grants of Plan-Based Awards During 2008

The following table provides information regarding grants of plan-based awards to our named executive officers during the fiscal year ended June 30, 2008. The awards described in the following table were granted under our Executive Bonus Plan and stand-alone stock option agreements. The performance metrics considered when the awards were granted, if any, are described in previous subsections of the Compensation Discussion and Analysis above. No awards were granted to any named executive officer under our Amended and Restated Stock Option Plan during the fiscal year ended June 30, 2008.

		Estimated
		Possible				All Other
		Payouts				Option
		under				Awards:
		Nonequity				Number of		Closing	Grant Date
		Incentive Plan	Estimated Future Payouts under			Securities	Exercise or	Market	Fair Value
		Awards	Equity Incentive Plan Awards(1)			Underlying	Base Price	Price on	of Option
Name and Principal		Target	Threshold	Target	Maximum	Options(2)	of Option	Date of	Awards
Position	Grant Date	($)	($)	($)	($)	(#)	Awards	Grant(3)	($/Sh)

Ronald J. Packard	7/12/07	$—	—	—	—	156,862	$13.66	$9.28	$3.24
	7/12/07	—	—	147,058	—	—	13.66	9.28	3.72
	7/12/07	—	—	78,431	—	—	13.66	9.28	2.96
	7/12/07	—	—	78,431	—	—	13.66	9.28	3.15
John F. Baule	7/12/07	—	—	—	—	78,431	13.66	9.28	3.15
	7/12/07	—	—	78,431	—	—	13.66	9.28	3.15
George B. Hughes, Jr.	7/03/07	—	—	—	—	78,431	13.66	9.28	3.41
Bror V. H. Saxberg	2/08/08	—	—	—	—	13,235	22.82	22.82	9.55
	7/03/07	—	—	—	—	24,509	13.66	9.28	3.41
Bruce J. Davis	—	—	—	—	—	—	—	—	—

(1)	Stock options were granted with exercise prices equal to or in excess of the fair market value of a share of our Common Stock subject to such option on the date of grant and are subject to performance vesting schedules, as further described in the footnotes to the following table entitled “Outstanding Equity Awards at Fiscal Year End for 2008.” The stock options with performance vesting schedules do not have maximum payout amounts.

(2)	Stock options were granted with exercise prices equal to or in excess of the fair market value of a share of our Common Stock subject to such option on the date of grant and are subject to a four year time-based vesting schedule.

(3)	Prior to our initial public offering, the closing market price of our Common Stock on the date of grant is based upon our analysis of its fair market value. Following our initial public offering, the closing market price of our Common Stock on the date of grant is the closing price on NYSE Arca on that date. For a discussion of this analysis, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Accounting for Stock-based Compensation” in our Annual Report on Form 10-K for the year ended June 30, 2008.

Outstanding Equity Awards at Fiscal Year End for 2008

The following table provides information regarding outstanding equity awards held by our named executive officers as of June 30, 2008. All such equity awards consist of stock options granted pursuant to our Amended and Restated Stock Option Plan, our Equity Incentive Award Plan or stand-alone stock option agreements, and no restricted stock awards have been granted to any of the named executive officers. The section titled “Stock Options” in this Compensation Discussion and Analysis section provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options	Options	Unearned	Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Options	Price	Date

Ronald J. Packard(1)	44,816	112,047	—	$13.66	7/12/15
	—	—	147,058	13.66	7/12/15
	—	—	78,431	13.66	7/12/15
	—	—	78,431	13.66	7/12/15
	68,627	—	—	7.65	12/31/12
	117,645	—	—	7.65	12/31/12
	29,411	—	—	7.65	12/31/12
	39,215	—	—	7.65	12/31/12
	—	—	39,215	7.65	12/31/12
	88,235	—	29,412	7.65	12/31/12
	29,411	—	205,883	7.65	12/31/12
	—	—	294,117	30.60	12/31/12
	132,353	—	—	6.83	12/31/10
	176,469	—	—	6.83	12/31/09
John F. Baule(2)	26,144	—	52,287	13.66	7/12/15
	—	78,431	—	13.66	7/12/15
	39,215	39,216	—	7.65	6/01/14
	127,450	29,412	—	6.83	12/31/12
George B. Hughes, Jr.(3)	—	78,431	—	13.66	7/03/15
Bror V. H. Saxberg(4)	—	13,235	—	22.82	2/08/16
	—	24,509	—	13.66	7/03/15
	29,411	29,412	—	7.65	4/26/14
	14,338	3,309	—	6.83	3/24/13
Bruce J. Davis(5)	30,637	67,042	—	9.18	2/01/15

(1)	Mr. Packard’s outstanding unvested options are subject to time-based and performance-based vesting. With respect to time-based vesting option grants, 44,816 options with exercise prices of $13.66 per share will vest on each of June 30, 2009 and 2010, respectively, and 22,415 options with exercise prices of $13.66 per share will vest on January 1, 2011. With respect to performance-based vesting of option grants, 26,144 options with exercise prices of $13.66 per share vested on August 21, 2008 upon the achievement of certain revenue and EBITDA targets set by the Board for fiscal year 2008, and 26,144 and 26,143 options with exercise prices of $13.66 per share will vest in each of the fiscal years ending June 30, 2009 and 2010, respectively, contingent upon our Company’s attaining revenues and EBITDA goals during each of those respective preceding fiscal years. Additionally, 147,058 options with exercise prices of $13.66 per share will vest upon the achievement of certain jurisdictional expansion and enrollment targets subsequent to January 1, 2009. 78,431 options with exercise prices of $13.66 per share vested on August 21, 2008 based upon the determination of a successful transition from a private to a public company. 39,215 options with exercise prices of $7.65 per share vested on August 21, 2008 upon the achievement of certain revenue and EBITDA targets set by the Board for fiscal year 2008. 29,412 options with exercise prices of $7.65 per share vested on August 21, 2008 upon the achievement of certain jurisdictional expansion and enrollment targets. 58,824 of 205,883 options with exercise prices of $7.65 per share related to EBITDA contributions associated with jurisdictional expansion vested on August 21, 2008, and the remaining 147,059 options will vest on dates that such jurisdictional expansion and related EBITDA goals are attained. Finally, 294,117 options with exercise prices of $30.60 per share will vest upon the fair market value of a share of our Common Stock equaling $30.60, defined as the average closing price on the 10 most recent trading days immediately prior to such date.

(2)	Mr. Baule’s outstanding unvested options are subject to time-based and performance-based vesting. With respect to time-based vesting of option grants, 26,144 and 26,143 options with exercise prices of $13.66 per share will vest on each of June 30, 2009 and 2010, respectively. 4,902 options with exercise prices of $7.65 per share will vest every three months beginning on September 1, 2008 through June 1, 2010. 9,804 options with exercise prices of $6.83 per share will vest every three months beginning on September 24, 2008 through March 24, 2009. 26,144 options with exercise prices of $13.66 per share vested on August 21, 2008 upon the achievement of certain revenue and EBITDA targets set by the Board for fiscal year 2008, and 26,144 and 26,143 options with exercise prices of $13.66 per share will vest in each of the fiscal years ending June 30, 2009 and 2010, respectively, contingent upon our Company’s achievement of certain revenues and EBITDA goals during each of those respective fiscal years.

(3)	Mr. Hughes’ outstanding unvested options are subject to time-based vesting. 19,607 options with exercise prices of $13.66 per share vested on July 3, 2008 and 4,902 options with exercise prices of $13.66 per share will vest every three months beginning on October 3, 2008 through July 3, 2011.

(4)	Dr. Saxberg’s outstanding unvested options are subject to time-based vesting. 3,309 options with exercise prices of $22.82 per share will vest on February 8, 2009 and 827 options with exercise prices of $22.82 per share will vest every three months beginning on May 8, 2009 through February 8, 2013. 6,127 options with exercise prices of $13.66 per share will vest on July 3, 2009 and 1,532 options with exercise prices of $13.66 per share will vest every three months beginning on October 3, 2009 through July 3, 2012. 3,676 options with exercise prices $7.65 per share will vest every three months beginning on July 27, 2008 through April 26, 2010, and 1,103 options with exercise prices of $6.83 per share will vest every three months beginning on September 24, 2008 through March 24, 2009.

(5)	Mr. Davis’ outstanding unvested options are subject to time-based vesting. 6,127 options with exercise prices of $9.18 per share will vest every three months thereafter beginning on July 8, 2008 through January 8, 2011.

Option Exercises and Stock Vested

None of the named executive officers exercised stock options during the year ended June 30, 2008. Our Company does not grant restricted stock subject to time based vesting.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with each of our named executive officers that provide for severance payments and, in some cases, other benefits upon certain terminations of employment.

Employment Agreements

On July 12, 2007, our Board of Directors approved an amended and restated employment agreement for Mr. Packard. This amended and restated agreement extends the term of Mr. Packard’s employment until January 1, 2011, and provides for (i) an initial annual base salary of $425,000 subject to annual review, (ii) an annual cash bonus to be awarded by the Board of Directors in its discretion with a target amount not to exceed 100% of his base salary, (iii) additional stock option grants subject to both time-based and performance-based vesting, (iv) full vesting of all outstanding stock options upon a change in control of the Company, and (v) severance upon a termination of Mr. Packard’s employment without cause by us or due to “constructive termination” (generally, a material reduction in Mr. Packard’s duties, responsibilities or title) equal to 18 months of base salary and the extension of the exercise date for Mr. Packard’s outstanding vested stock options until the expiration of the option term. Upon termination of Mr. Packard’s employment due to his death, his estate will receive salary continuation payments for 180 days following his death. The amended and restated agreement also provides that Mr. Packard is subject to restrictive covenants during the term of the agreement and for certain periods following termination of employment, including confidentiality restrictive covenants during the term and for three years following termination, intellectual property restrictive covenants during the term, and nonsolicitation and noncompetition restrictive covenants during the period that Mr. Packard receives any compensation from us (including severance) and one year thereafter.

On July 12, 2007, our Board of Directors approved an amendment to Mr. Baule’s employment agreement. This amendment provides for (i) an initial annual base salary of $340,000 subject to annual review, (ii) an annual cash bonus to be awarded by the Board of Directors in its discretion with a target amount of 70% of his base salary, (iii) additional stock option grants subject to both time-based and performance-based vesting, and (iv) full vesting of all stock options upon a change in control of the Company. Mr. Baule’s amended employment agreement provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Baule’s employment for “good reason” (generally, a material reduction in Mr. Baule’s compensation, assignment of a materially different title and responsibilities effectively resulting in a demotion, relocation of Mr. Baule’s place of work more than 50 miles from our headquarters, or we otherwise materially breach the employment agreement), or by us for any reason other than cause, death or disability, Mr. Baule is entitled to severance equal to 365 days of his then-current salary, paid in six monthly installments following termination, and medical and dental benefit continuation for 365 days, or if earlier, until eligible for benefits elsewhere (or reimbursement of COBRA costs to the extent our employee benefit plans do not allow post-termination participation by Mr. Baule). The amended agreement also provides that Mr. Baule will be subject to the terms of the Company’s Confidentiality, Proprietary Rights and Non-Solicitation Agreement, which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Mr. Hughes’ employment agreement, effective as of July 9, 2007, provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Hughes’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 60 days after written notice from Mr. Hughes or a reduction in base salary), or by us without “cause,” Mr. Hughes is entitled to 180 days of salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination. The agreement also provides that Mr. Hughes will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Dr. Saxberg’s employment agreement, dated June 1, 2006, provides for his employment with us on an “at-will” basis. Upon a termination of Dr. Saxberg’s employment for “good reason” (Dr. Saxberg’s resignation within 40 days after his discovery of a material breach of the agreement by us which is not cured within 30 days after written notice from Dr. Saxberg), or by us without “cause,” Dr. Saxberg is entitled to 180 days of salary continuation, reduced by any compensation resulting from new employment. The agreement also provides that Dr. Saxberg will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Mr. Davis’ employment agreement, effective as of January 3, 2007, provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Davis’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 60 days, a reduction in base salary, a diminution or adverse change to title or the person to whom Mr. Davis reports prior to a change in control of the Company, a material diminution in authority, responsibilities or duties, a relocation of place of employment more than 25 miles from our headquarters, a material reduction in Mr. Davis’ compensation, assignment of a materially different title and responsibilities effectively demoting Mr. Davis, or if the employment agreement is not assumed by the successor within 90 days following a change in control of the Company), or by us without cause, Mr. Davis is entitled to 365 days of salary continuation. The agreement also provides that Mr. Davis will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Change in Control Arrangements

The stock option agreements for outstanding stock options generally provide for accelerated and full vesting of unvested stock options upon certain corporate events. These events include a sale of all or substantially all of our assets, a merger or consolidation which results in the Company’s stockholders immediately prior to the transaction owning less than 50% of our voting stock immediately after the transaction, and a sale of our outstanding securities (other than in connection with an initial public offering) which results in our stockholders immediately prior to the transaction owning less than 50% of our voting stock immediately after the transaction. Other than the foregoing, none of the named executive officers is entitled to any additional payments upon a change in control of the Company.

Potential Value of Termination and Change in Control Benefits

The following table provides the dollar value of potential payments and benefits that each named executive officer would be entitled to receive upon certain terminations of employment and upon a change in control of the Company, assuming that the termination or change in control occurred on June 30, 2008, and the price per share of our Common Stock subject to the stock options equaled $21.51, the value of one share of our Common Stock on June 30, 2008. For a discussion of our analysis of the fair market value of our Common Stock, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Accounting for Stock-based Compensation” of our Annual Report on Form 10-K for the year ended June 30, 2008.

Name	Payment	Death	Without Cause	Good Reason	Change in Control

Ronald J. Packard	Salary continuation	$209,589	$637,500	$637,500	$—
	Benefit continuation	—	—	—	—
	Option vesting	—	—	—	7,070,000
John F. Baule	Salary continuation	—	340,000	340,000	—
	Benefit continuation	—	16,734	16,734	—
	Option vesting	—	—	—	2,001,000
George B. Hughes, Jr.	Salary continuation	—	140,548	140,548	—
	Benefit continuation	—	—	—	—
	Option vesting	—	—	—	231,000
Bror V. H. Saxberg	Salary continuation	—	160,274	160,274	—
	Benefit continuation	—	—	—	—
	Option vesting	—	—	—	649,000
Bruce J. Davis	Salary continuation	—	300,000	300,000	—
	Benefit continuation	—	—	—	—
	Option vesting	—	—	—	827,000

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

During fiscal year 2008, there were no transactions to which we were a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors, will review the relevant facts and circumstances of all related-party transactions, including, but not limited to (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement, (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. In connection with becoming a public company, we have established new internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Employment Agreements

We have entered into employment with certain of our executive officers. For more information regarding these agreements. See “Compensation Discussion and Analysis — Employment Agreements.”

Compensation Committee Interlocks and Insider Participation

In fiscal year 2008, there were no interlocking relationships existing between members of our Board of Directors and the compensation committee of any other company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended June 30, 2008, except as follows.

In connection with the Company’s initial public offering on December 12, 2007, and due to an administrative error by the Company, the initial statements of beneficial ownership on Form 3 for directors Bron, Wilford and Futrell were not timely filed. All of these initial statements of beneficial ownership on Form 3 were filed with the SEC within two days of their initial delinquency.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO Seidman, LLP, or BDO Seidman, as the Company’s independent registered public accounting firm for fiscal year 2009. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. It is not currently anticipated that a representative of BDO Seidman will attend the Annual Meeting. However, if a representative does so attend, the representative would be provided an opportunity to make a statement, if he or she desires, and would be available to respond to appropriate questions of shareholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO Seidman as the Company’s independent registered public accounting firm.

Our Board of Directors recommends you vote “FOR” ratification of BDO Seidman as the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO Seidman for the fiscal years ended June 30, 2007 and 2008:

	2007	2008

Audit Fees	$358,935	$1,320,850
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$358,935	$1,320,850

Audit Fees are fees billed for professional services for the audits of the Company’s annual consolidated financial statements for the years ended June 30, 2008 and 2007, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, the review of the Company’s registration statement on Form S-1 in connection with the Company’s initial public offering declared effective by the SEC on December 12, 2007, and other professional services provided in connection with statutory and regulatory filings or engagements.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO Seidman during fiscal years 2007 and 2008 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the year ended June 30, 2008, in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, filed with the Securities and Exchange Commission on September 26, 2008. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for fiscal year 2009, and the Board of Directors concurred in its recommendation.

Members of the Audit Committee

Steven B. Fink (Chairman)
Guillermo Bron
Thomas J. Wilford

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior October 10, 2009. Accordingly, stockholder proposals must be received no later than June 12, 2009. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Rule 14a-5(e) of the Exchange Act additionally provides that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing at least 45 days prior to the anniversary of the date on which we mailed our proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for our 2009 annual meeting, any notification must be made no later than September 4, 2009. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Friday, November 14, 2008, which is five business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October 21, 2008. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

APPENDIX A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of K12 Inc.

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of K12 Inc. (the “Company”) on September 7, 2007.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report of the Audit Committee of the Board of Directors that is required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight.   The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report.   The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment.   The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor.   The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
K12 INC.

2008 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is solicited by the Board of Directors
for the Annual Meeting of
Stockholders on November 21, 2008, 10:00 A.M.
The undersigned stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ronald J. Packard and Howard D. Polsky, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 885 Third Avenue, Suite 1200, New York, NY 10022, on Friday, November 21, 2008, at 10:00 A.M., Eastern Time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting.

With-
			For	hold
1.	ELECTION OF DIRECTORS To serve one-year terms:		☐	☐
	01 Guillermo Bron	05 Jane M. Swift
	02 Steven B. Fink	06 Andrew H. Tisch
	03 Mary H. Futrell	07 Thomas J. Wilford
04 Ronald J. Packard

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) on the line below.)

			For	Against	Abstain
2.	RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009		☐	☐	☐
The Board of Directors recommends a vote “FOR” the proposals set forth in the paragraphs above. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such Proxy will be voted “FOR” the proposals.
When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	→	☐

é     Detach above card, sign, date and mail in postage paid envelope provided.     é
K12 INC.
PLEASE ACT PROMPTLY
     PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
The abovesigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2008 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
PLEASE SIGN name(s) exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.
THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.